UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 23, 2020

INTELGENX TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31187	870638336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6420 Abrams

Ville St-Laurent, Quebec, Canada H4S 1Y2

(Address of Principal Executive Offices, and Zip Code)

(514) 331-7440

Registrant's Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class
Trading Symbol(s)
Name of each exchange on which registered
Common Stock, $0.00001 par value
IGXT
OTCQX

IGX
TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information

IntelGenx Corp., the wholly owned Canadian subsidiary of IntelGenx Technologies Corp., (collectively the "Company") has implemented a compensation deferral program which is effective May 4, 2020, in the amount of 20% for its executive officers, vice-presidents and members of the Company's board of directors, which is expected to last until December 31, 2020, unless the Company is able to secure additional capital within that period. The Company has decided to defer the compensation for all employees of IntelGenx Corp. in the range of 5% - 20%, because of the uncertainties of the ongoing novel coronavirus (COVID-19) pandemic, recent developments and in general in order to preserve cash until the Company is able to secure additional capital for the long-term stability.

The Company intends on paying the deferred salaries once the Company has sufficient cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP. (Registrant)

Dated: April 27, 2020	By: /s/ Horst G. Zerbe Horst G. Zerbe Chief Executive Officer